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                                                                   Exhibit 10.31

                            Translation from Russian

                                                         ANNEX No 1
                                                         to License HAB 10650 BE

                               LICENSING AGREEMENT

Under the authority of the joint Order on Reregistration of License HAB #00240 BE issued on October 3, 1997 # 83-r/23.10.97 # 8.10-5012, the Ministry of Natural Resources of the Russian Federation in the person of First Deputy Minister Boris A. Yatskevich and the Administration of the Khabarovsk Territory in the person of Deputy Head of the Administration of the Khabarovsk Territory Victor M. Tevelevich, on the one hand, and Closed Joint Stock Company "Tas-Yurjah" Mining Company" in the person of its General Director Valentin A. Kravtsov, acting in accordance with the Charter (further on "User of mineral resources"), on the other hand, and together referred to as "Parties", following the effective legislation of the Russian Federation and normative acts of the Khabarovsk Territory, have concluded this Agreement with respect to the following:

                           1. SUBJECT OF THE AGREEMENT

1.1. The User of mineral resources is granted a license for the right to use mineral resources of the Tas-Yurjah deposit with the goal to mine ore gold.

In accordance with Minutes # 423 of the State Committee on Reserves of the Ministry of Natural Resources of Russia dated March 4, 1997, proven and probable (C(1) + C(2)) gold reserves on the licensed area are assessed at 10544 kg at
2.2. g/t gold grade, subeconomic reserves - 1231 kg.

1.2. For the period of exploration and mining the transferred area of 61.25 ha is granted a status of a claim (mining allotment), the preliminary boundaries of the claim are shown in Annex 3.

The depth is limited to the mineralization depth.

1.3. In accordance with clause 1.2 and clause 22, i. 4 mined out minerals as well as waste of mining and associate processing shall be considered the ownership of the User of mineral resources.

1.4. The area within the bounds of the Tas-Yurjah deposit granted by the license shall not be considered the ownership of the User of mineral resources and cannot serve as a pledge. The license for the right to use mineral resources, to which this Agreement is an annex, cannot be transferred to any other legal or physical person.

                               2. EFFECTIVE PERIOD

2.1. The effective period of this Agreement coincides with the effective period of the license for the right to use mineral resources (till December 31, 2004).

2.2. The activities under this Agreement can be terminated, suspended or limited before the expiry of the Agreement by the bodies that issued the license in accordance with clause 20 of the Law of the Russian Federation "On Introduction of Changes and Amendments to the Law of the Russian Federation "On Mineral Resources", including on the initiative of the User of mineral resources.

2.3. In case the enterprise changes its organizational-legal form or is reorganized or changes its name the license for the right to use mineral resources shall be reregistered in accordance with item
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17-1 of the Law of the Russian Federation "On Introduction of Changes and
Amendments to the Law of the Russian Federation "On Mineral Resources".

2.4. The term of the use of mineral resources on the granted area can be extended on the initiative of the User of mineral resources provided that this Agreement is implemented.

                  3. CONDITIONS OF THE USE OF MINERAL RESOURCES

The User of mineral resources is bound:

3.1. To conduct exploration to determine operating water reserves in the subfrost level recommended as a source of household-drinking and process water-supply for the mine, and to study physical and mechanical properties of the ore and host rocks to substantiate the optimum slope angle of the pit flanks.

3.2. To conduct metallurgical testing of deep ores on samples representative in their mineral composition and gold grade with the goal to make the metallurgical indices of their processing more precise, and to review expediency of heap leach processing of subeconomic ores within the pit outline.

3.3. In connection with complicated structure of the deposit and rather irregular distribution of mineralization to ensure outstripping development exploration during exploitation of reserves.

3.4. Proceeding from 16.3 tons gold reserves registered in the balance sheet for the deposit as of April 4, 1997, technical and economical indices of the activities of the enterprise, annual ore production shall be 130,000 tons, gold production - not less than 2.7 tons starting from 1999.

3.5. During the exploitation of the deposit the User of mineral resources is bound to observe the norms, standards and rules for protection of surface and underground waters, air, land, animal and plant world in accordance with the legislation in force.

3.6. All operations on the license area shall be conducted in accordance with safety and health protection standards set by the law to minimize the risk or danger for the workers hired by the User of mineral resources.

3.7. The User of mineral resources shall participate in social and economical development of the Ayan-Maya region in the Khabarovsk Territory in accordance with additional agreements with the regional Administration.

3.8. The User of natural resources shall conduct environmental monitoring.

3.9. During organization of geological exploration and mining operations the User of natural resources shall ensure preferential right for employment to the residents of the Ayan-Maya region.

3.10. The User of mineral resources shall keep continuous records and take charge of mined out in situ and expanded mineral reserves in accordance with normative documents effective in this respect.

                              4. PAYMENTS AND TAXES
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4.1. Within the effective period of this Agreement the User of mineral resources is covered by the taxation regime established by the legislative authorities of the Russian Federation, normative acts of the Khabarovsk Territory and local authorities.

4.2. The User of mineral resources is levied by the following taxes for the right to use mineral resources of the Tas-Yurjah deposit:

4.2.1. Regular tax for the right to conduct exploration - 3%

4.2.2. Regular tax for the right to mine gold - 3%. In case of above the norm losses of reserves in mining the tax shall be doubled. For associate mining of mineral resources performed simultaneously with deposit exploration the tax rate shall be the same as for the right to mine.

4.2.3. Tax for production of mineral resources - 7.8%

4.3. In addition to these, the Owner of the license shall pay all the taxes, duties and other payments envisioned by the legislation of the Russian Federation, including land tax, environment conservation, etc.

                              5. DOCUMENTATION AND ACCOUNTS

5.1. After receipt of the license its Owner has the right to get the full geological information available for the area granted under the license.

5.2. The User of mineral resources shall submit reports of prospecting and mining operations to the Committee of Natural Resources of the Khabarovsk Territory annually not later than February 1 of the year following the reporting period in accordance with the Order of the Government of the Russian Federation # 215 dated February 28, 1996.

5.3. The User of natural resources shall submit long-term and annual programs of mining operations to the Priamursk Department of Gosgortechnadzor (State Mining-Technical Supervision) of Russia.

5.4. The geological information gained in the process of commercial development of the Tas-Yurjah deposit at the expense of the User of natural resources shall be considered the ownership of the User of natural resources.

5.5. The information mentioned in i. 5.3 of this Agreement shall come in a set form into the Territorial Geological Fund and into the Russian State Geological Fund for storage and systematization.

5.6. Geological information obtained at the expense of the User of mineral resources shall be used only on permit of the User of mineral resources. the Committee of Natural Resources of the Khabarovsk Territory and the Territorial Geological Fund ensure confidentiality of the use of the information stored at the Geological Funds.

5.7. Bodies of state power have the right to use the geological information obtained at the expense of the User of natural resources for development of governmental programs.
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                             6. RESTITUTION OF LAND

6.1. The User of natural resources shall return the land to the prior user after reclamation of disturbed areas and bringing them to condition suitable for their use in the kinds of activities traditional in the region in accordance with the procedure established by the laws in effect.

6.2. In case of full or partial liquidation or temporary closing down of the enterprise workings and drill holes shall be brought into condition that ensures safety of life and health of the population, conservation of the environment, protection of buildings and structures, and in case of temporary closing down -- also safe keeping of the deposit, workings and drill holes for the whole time of temporary closing down. Geological, mine surveying and other documentation shall be filled at the moment of conclusion of work and be submitted for storage in accordance with the accepted procedure.

                         7. FORCE MAJEURE CIRCUMSTANCES

7.1. The execution of the obligations by the Parties under this Agreement shall be suspended and their rights shall be prolonged at the extend in which the fulfillment of their obligations by the Parties becomes impossible due to occurrence of force majeure circumstances.

Any extension of the terms specified in this Agreement for fulfillment of the obligations by the Parties associated with force majeure circumstances shall be executed on a "day for day" basis, including the time for suspension and resumption of work.

7.2. Force majeure circumstances in this Agreement include any circumstances that are beyond control and influence of the Parties that act reasonably and with due caution, including:
        - Acts of God;
        - war activities;
        - suspension of the production process for more than seven days caused by circumstances that are beyond control by the User of mineral resources;
        - acts of the Government of the Russian Federation or other bodies of state power and control that cause suspension of production or lowering of its volume for a period to 10 days;
        - unforeseen geological or metallurgical circumstances that require review of the work programs or influence in any other way technical-economical indices of the enterprise.

                       8. RESPONSIBILITIES OF THE PARTIES

8.1. The Administration of the Khabarovsk Territory and Ministry of Natural Resources shall execute control over fulfillment of the obligations under this Agreement by the User of natural resources.

8.2. The Parties shall bear responsibility established by this Agreement and legislation in force for fulfillment of the provisions of this Agreement.

8.3. The obligations of the User of natural resources under this Agreement are essential conditions of the license to which this Agreement is an Annex. In case of non-fulfillment or improper fulfillment of the obligations under this Agreement by the User of natural resources the right to use mineral resources can be terminated, suspended or limited before the appointed time in accordance with procedure established by clause 21 of the Law of the Russian Federation "On introduction of changes and amendments into the Law of the Russian Federation
"On mineral resources". In this
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case the User of natural resources shall indemnify in full the loss inflicted by non-fulfillment or improper fulfillment of his obligations under this Agreement.

                          9. VALIDITY OF THE AGREEMENT

9.1. This Agreement is an integral part of the license for the right to use mineral resources within the bounds of the area specified in this Agreement.

9.2. This Agreement comes into force simultaneously with the license for the right to use mineral resources.

9.3. This Agreement shall be terminated simultaneously with termination of the License for the right to use mineral resources, to which this Agreement is an Annex.

                           10. SETTLEMENT OF DISPUTES

10.1. The disputes arising from this Agreement shall be settled by bodies of state power or arbitration court of respective jurisdiction and in accordance with the procedure established by the legislation.

Authorized representative                     Authorized representative
of the Ministry of Natural Resources          of the Administration
of the Russian Federation                     of the Khabarovsk Territory

/s/ Boris A. Yatzkevich  Boris A. Yatzkevich  /s/ Victor M. Tevelevich  Victor M. Tevelevich
-----------------------                       ------------------------
________ 1998                                 ________ 1998

                          Authorized representative of
                          the Enterprise securing a license

                          /s/ Valentin A. Kravtsov  Valentin A. Kravtsov
                          ------------------------
                          May 6, 1998

                            Translation from Russian

                                                         Annex # 13
                                                         to License HAB 10650 BE


                                   AMMENDMENT
                           TO THE LICENSING AGREEMENT

The Administration of the Khabarovsk Territory in the person of Deputy Head of the Administration Gennadi V. Apanasenko and Ministry of Natural Resources of the Russian Federation in the person of First Deputy Minister Boris A. Yatskevich, on the one hand, and CJS Company "Tas-Yurjah" Mining Company" in the person of its General Director Valentin A. Kravtsov, on the other hand, have concluded this Amendment to the Licensing Agreement with respect to the following:

Item 3.4. Of the Licensing Agreement shall be set forth in the following wording:

"Proceeding from 10544 kg C(1) + C(2) (proven + probable) gold reserves registered in the balance sheet for the deposit as of April 4, 1997 (Minutes of the State Committee on Reserves # 423 dated April 4, 1997), technical and economical indices of the activities of the enterprise, annual ore production shall be 80,000 tons, gold production - not less than 2 tons starting from December 31, 2001".

Item 4.2.3. shall be set forth in the following wording:

"Tax for production of mineral resources shall be paid at a rate of 7.8% of the cost of sold gold in the amount of 2090 kg, explored at the expense of state budget.

Under the authority of clause 44 of the Law of the Russian Federation "On mineral Resources" the User of natural resources shall be exempted from tax for production of mineral resources in the portion of gold production explored at the User's own expense."

Authorized representative                   Authorized representative
of the Administration                       of the Ministry of Natural Resources
of the Khabarovsk Territory                 of the Russian Federation

/s/ G. Apanasenko G. Apanasenko             /s/ B. Yatskevich B.Yatskevich
------------------                          ------------------
____________ 1999                           ____________ 1999

                                  Authorized representative of
                                  the Enterprise securing a license

                                  /s/ Valentin A. Kravtsov  Valentin A. Kravtsov
                                  ------------------------
                                  January 22, 1999
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                                                         ANNEX #2
                                                         to License HAB 10650 BE

- Area of the Tas-Yurjah deposit with 2.1 tons explored gold reserves. Coordinates of the center of the area: 137(degrees) 29' E; 58(degrees) 42' N. The coordinates of the corner points of the claim will be determined based on the plan of reserves calculation.

                                Scale: 1:200,000
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THE PIONEER GROUP, INC.

60 State Street
Boston, MA 02109-1820
617-742-7825

[PIONEER LOGO]

       The undersigned hereby certifies that the translation of Licensing Agreement regarding License No. HAB 10650 BE dated as of May 6 1998 by and among the Ministry of Natural Resources of the Russian Federation, the Khabarovsk Territory, and closed Joint-Stock Company "Tas-Yurjah" Mining Company, as amended January 22, 1999, to which this certification is attached, is a fair and accurate translation of the original document executed in Russian.

Dated: May 22, 2000

                                     Catherine Mannick
                                     ---------------------------------------
                                     Name: Catherine Mannick
                                     Title: Vice President and Assistant
                                     General Counsel, The Pioneer Group,
                                     Inc.